Exhibit 99.1

NEWS RELEASE	Investor Relations 314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Reports First Quarter 2022 Results

Reports another record quarterly earnings performance

Announces a quarterly dividend of $135.3 million, or $8.11 per share

ST. LOUIS, April 26, 2022 – Arch Resources, Inc. (NYSE: ARCH) today reported net income of $271.9 million, or $12.89 per diluted share, in the first quarter of 2022, compared with a net loss of $6.0 million, or $0.40 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations (ARO), and non-operating expenses (“adjusted EBITDA”) 1 of $321.0 million in the first quarter of 2022, which included a $15.5 million non-cash mark-to-market loss associated with its coal-hedging activities. This compares to $30.9 million of adjusted EBITDA in the first quarter of 2021, which included a $0.5 million non-cash mark-to-market loss associated with its coal-hedging activities. Revenues totaled $867.9 million for the three months ended March 31, 2022, versus $357.5 million in the prior-year quarter.

In the first quarter of 2022, Arch made significant progress on numerous strategic priorities and objectives:

•	Delivered record quarterly net income for the second straight quarter;

•	Achieved a record gross margin in its core metallurgical segment despite substantially lower than ratable shipment levels stemming from rail service disruptions;

•	Repaid $281.7 million of indebtedness, restoring the balance sheet to a net debt neutral position;

•	Reached $100 million, or nearly 80 percent of the targeted balance for its thermal mine reclamation fund, consistent with achieving fully funded status by Q3 2022; and

•	Announced a second quarter dividend of $135.3 million, or $8.11 per share, in connection with the recent relaunch of its capital return program.

“The Arch team executed at a high level during the first quarter, delivering record earnings despite significant rail-related challenges that constrained both coking and thermal coal shipments,” said Paul A. Lang, Arch’s CEO and president. “Based on this strong first quarter performance, and in accordance with our new capital return formula, the board has declared a quarterly dividend of $135.3 million, or $8.11 per share, equivalent to 50 percent of Arch’s first quarter discretionary cash flow. We view this substantial dividend – the first under our relaunched capital return program – as powerful evidence of Arch’s extraordinary cash-generating potential, which in turn sets the stage for further significant payments in coming quarters.”

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

As previously announced, Arch plans to maintain at least $300 million of cash and cash equivalents on its balance sheet, which it believes is prudent given the cyclical nature of coking coal markets. Because of the steps Arch has taken year-to-date in 2022 to reduce debt and build out its thermal mine reclamation fund, a portion of the cash generated in the first quarter will be preserved on the balance sheet to maintain targeted liquidity levels. The board continues to evaluate the optimal use of the discretionary cash remaining after the quarterly dividend payment.

“The board views our robust, multi-faceted capital return program as an appropriate way to reward stockholders for their steadfast support as we executed our strategic pivot towards steel and metallurgical markets and as we completed the buildout of Leer South,” Lang said. “We view the new capital return model as balanced, durable and well-aligned with stockholder interests and preferences, and expect our capital return program to drive significant value for our stockholders going forward.”

Capital Allocation Model

In February 2022, Arch announced a new capital allocation model that includes the return to stockholders of 50 percent of the prior quarter’s discretionary cash flow – defined as cash flow from operations minus capital expenditures and contributions to the thermal mine reclamation fund – via a variable quarterly cash dividend in conjunction with a fixed quarterly cash dividend.

Arch intends to retain the remaining 50 percent of the prior quarter’s discretionary cash flow for use in share buybacks, the repurchase of potentially dilutive securities, special dividends, and/or capital preservation.

The second quarter dividend payment of $8.11 per share – which includes a fixed component of $0.25 per share and a variable component of $7.86 per share – is payable on June 15, 2022 to stockholders of record on May 31, 2022.

Arch has $222.6 million of authorization remaining under its existing share repurchase program.

Financial and Liquidity Update

Arch ended the first quarter with cash and cash equivalents of $318.7 million and total liquidity of $386.0 million.

During the quarter, Arch repaid $281.7 million of its outstanding indebtedness. With these repayments, Arch ended the quarter with just $322.8 million of debt and a near-equivalent amount of cash and cash equivalents.

“Our fortified and conservative balance sheet provides a strong financial foundation for our capital return program, while ensuring that we have the financial flexibility to manage through future market downturns,” said Matthew C. Giljum, Arch’s chief financial officer.

Strategic Plan for Legacy Thermal Assets

During the first quarter, Arch continued to deliver on its dual objectives of driving forward with an accelerated reclamation plan at its legacy thermal operations, while simultaneously harvesting cash from these assets. During the quarter, the legacy thermal segment delivered $100.5 million in segment-level adjusted EBITDA while expending just $4.0 million in capital. Over the past 22 quarters, Arch’s thermal operations have contributed more than $1 billion in segment-level adjusted EBITDA, while expending just $114.0 million in capital.

Since the beginning of 2021, Arch has reduced the asset retirement obligation at its Powder River Basin operations by $39.4 million, or more than 20 percent – from $189.8 million at year-end 2020 to $150.4 million at March 31, 2022. Additionally, Arch has created and implemented a thermal mine reclamation fund that it is using to pre-fund and defease the long-term mine closure and reclamation obligations of its Powder River Basin operations. Arch contributed $20 million to this fund in the fourth quarter of 2021, another $20 million in the first quarter of 2022, and an incremental $60 million in April 2022, bringing the current balance of the fund to $100 million. The company is targeting a funding level of $130 million, in line with the asset retirement obligation at the Black Thunder mine, by July 2022.

“We are capitalizing on this period of historically strong thermal coal prices by pre-funding the long-term closure obligations of our legacy Powder River Basin operations,” Giljum said. “In doing so, we are setting the stage for strong, continued cash generation from these assets even as we move forward with winding them down in a careful and responsible manner.”

Operational Update

“During the first quarter, our core metallurgical segment executed effectively and well despite rail-related volume constraints, inflationary pressures and higher sales-sensitive costs,” said John T. Drexler, Arch’s chief operating officer. “As a result, we were able to capitalize on historically strong coking coal pricing and deliver a record gross margin.”

	Metallurgical
	1Q22	4Q21	1Q21
Tons sold (in millions)	1.5	2.0	1.7
Coking	1.5	1.9	1.5
Thermal	0.1	0.1	0.2
Coal sales per ton sold	$255.52	$198.26	$83.76
Coking	$269.54	$206.28	$93.14
Thermal	$28.10	$24.99	$22.13
Cash cost per ton sold	$88.04	$86.38	$59.63
Cash margin per ton	$167.48	$111.88	$24.13

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Leer, Leer South, Beckley and Mountain Laurel.

During the first quarter, the metallurgical segment’s realized price increased by nearly 30 percent on a sequential basis, reflecting continuing strength in global metallurgical coal markets. That increase – coupled with solid cost management – drove a nearly 50 percent improvement in cash margin per ton. During the quarter, the metallurgical segment only received around 60 percent of the trains it needed to move its coking coal output to market. As a result, Arch ended the quarter with nearly 1 million tons of coking coal in mine and port stockpiles. During the second quarter, Arch expects metallurgical sales volumes to increase by 50 percent on a sequential basis even with the ongoing rail challenges, and anticipates further improvements in shipment levels in the second half of 2022. “While rail service is improving, it remains well below the levels needed to support the full productive capacity of our mining operations,” Drexler said. “That is particularly unfortunate given the urgent, global need for both natural resources and energy products as a result of the significant and ongoing trade flow disruptions.”

	Thermal
	1Q22	4Q21	1Q21
Tons sold (in millions)	18.2	18.8	12.3
Coal sales per ton sold	$18.85	$15.41	$13.16
Cash cost per ton sold	$13.43	$11.84	$12.18
Cash margin per ton	$5.42	$3.57	$0.98

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Black Thunder, Coal Creek and West Elk.

The average sales realization for the thermal segment increased more than 20 percent sequentially, driving a greater than 50 percent increase in average cash margin per ton.

Market Update

Global metallurgical markets remain exceptionally well-supported at present, with Arch’s primary product, High-Vol A coking coal, currently being assessed at $470 per metric ton on the U.S. East Coast. Global steel markets have proven relatively resilient as well, with steel prices in both Europe and North America trading at elevated levels and the outlook in Asia buttressed by the resumption of integrated steel capacity additions.

Arch views global supply constraints as a significant driver in buoyant coking coal markets. Even after a sustained period of high pricing, global coking coal supply continues to lag due to a combination of operational and logistical challenges along with years of under-investment. Similarly, the pipeline of new coking coal projects remains depressed. In addition, there continues to be significant uncertainty surrounding Russian metallurgical coal exports, which constitute roughly 15 percent of the seaborne market.

Strong thermal coal demand and pricing is also acting to support global coking coal markets. Thermal coal is currently trading at per-ton prices of $300 or more in both the Pacific and Atlantic basins, which is spurring the crossover of lower-quality coking coals into thermal markets.

Looking Ahead

“Even with persistent rail challenges, Arch is exceptionally well-positioned to capitalize on constructive global coking coal market dynamics as the year progresses,” Lang said. “We anticipate a significant increase in our financial results in the second quarter given the highly favorable pricing environment along with the anticipated step-up in coking coal volumes, and we also expect continuing strength in the year’s second half as shipment levels normalize and as we have the opportunity to monetize our high coking coal inventories. These improvements should serve to further support the value to stockholders of our new capital allocation model.”

“With our world-class metallurgical asset base, premium High-Vol A product slate, industry-leading ESG performance, and top-tier marketing and logistics expertise, we expect to generate substantial, long-term value for our stockholders through our new capital return program, while continuing to position the company to benefit from sustained global economic development and the world’s ongoing transition to a low-carbon economy.”

	2022
	Tons			$ per ton
Sales Volume (in millions of tons)
Coking	9.0	-	9.8
Thermal	74.0	-	78.0
Total	83.0		87.8

Metallurgical (in millions of tons)
Committed, Priced Coking North American			0.7	$214.77
Committed, Unpriced Coking North American			0.2
Committed, Priced Coking Seaborne			1.7	$266.26
Committed, Unpriced Coking Seaborne			3.2
Total Committed Coking			5.8

Committed, Priced Thermal Byproduct			0.4	$27.14
Committed, Unpriced Thermal Byproduct			-
Total Committed Thermal Byproduct			0.4

Average Metallurgical Cash Cost				$69.00 - $79.00

Thermal (in millions of tons)
Committed, Priced			77.9	$17.96
Committed, Unpriced			2.5
Total Committed Thermal			80.4
Average Thermal Cash Cost				$12.90 - $13.90

Corporate (in $ millions)
D,D&A	$140.0	-	$147.0
ARO Accretion	$18.0	-	$21.0
S,G&A - cash	$70.0	-	$74.0
S,G&A - non-cash	$24.0	-	$26.0
Net Interest Expense	$20.0	-	$26.0
Capital Expenditures	$150.0	-	$160.0
Tax Provision (%)	Approximately 0%

Note: The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP Segment cash cost per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include transportation costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. In addition, the impact of hedging activity related to commodity purchases that do not receive hedge accounting and idle and administrative costs that are not included in a reportable segment are additional reconciling items for Segment cash cost per ton sold. Management is unable to predict without unreasonable efforts the impact of hedging activity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to forecast due to their inherent volatility. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a reportable segment are expected to be between $10 million and $20 million in 2022.

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “could,” “appears,” “estimates,” “expects,” “anticipates,” “intends,” “may,” “plans,” “predicts,” “projects,” “believes,” “seeks,” or “will.” Actual results may vary significantly from those anticipated due to many factors, including: impacts of the COVID-19 pandemic; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems, weather and natural disasters, the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; inflationary pressures and availability and price of mining and other industrial supplies; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; the loss of, or significant reduction in, purchases by our largest customers; disruptions in the supply of coal from third parties; risks related to our international growth; our relationships with, and other conditions affecting, our customers and our ability to collect payments from our customers; the availability and cost of surety bonds, including potential collateral requirements; additional demands for credit support by third parties and decisions by banks, surety bond providers, or other counterparties to reduce or eliminate their exposure to the coal industry; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; losses as a result of certain marketing and asset optimization strategies; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; our ability to comply with the restrictions imposed by our Term Loan Debt Facility and other financing arrangements; our ability to service our outstanding indebtedness and raise funds necessary to repurchase Convertible Notes for cash following a fundamental change or to pay any cash amounts due upon conversion; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage; governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters; our ability to obtain and renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations, and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us; risks related to tax legislation and our ability to use net operating losses and certain tax credits; and our ability to pay base or variable dividends in accordance with our announced capital return program. All forward-looking statements in this press release, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. These factors are not necessarily all of the important factors that could affect us. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Revenues	$867,936	$357,543

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	508,225	309,906
Depreciation, depletion and amortization	32,210	25,797
Accretion on asset retirement obligations	4,430	5,437
Change in fair value of coal derivatives and coal trading activities, net	15,519	528
Selling, general and administrative expenses	26,648	21,480
Other operating income, net	(3,439)	(5,268)
	583,593	357,880

Income (loss) from operations	284,343	(337)

Interest expense, net
Interest expense	(7,047)	(4,128)
Interest and investment income	24	328
	(7,023)	(3,800)

Income (loss) before nonoperating expenses	277,320	(4,137)

Nonoperating expenses
Non-service related pension and postretirement benefit costs	(873)	(1,527)
Net loss resulting from early retirement of debt	(4,120)	-
	(4,993)	(1,527)

Income (loss) before income taxes	272,327	(5,664)
Provision for income taxes	455	378

Net income (loss)	$271,872	$(6,042)

Net income (loss) per common share
Basic earnings (loss) per share	$17.60	$(0.40)
Diluted earnings (loss) per share	$12.89	$(0.40)

Weighted average shares outstanding
Basic weighted average shares outstanding	15,448	15,283
Diluted weighted average shares outstanding	21,271	15,283

Dividends declared per common share	$0.25	$-

Adjusted EBITDA (A)	$320,983	$30,897

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$318,725	$325,194
Short-term investments	-	14,463
Restricted cash	1,100	1,101
Trade accounts receivable	323,167	324,304
Other receivables	9,807	8,271
Inventories	203,997	156,734
Other current assets	50,217	52,804
Total current assets	907,013	882,871

Property, plant and equipment, net	1,111,359	1,120,043

Other assets
Equity investments	16,494	15,403
Fund for asset retirement obligations	40,000	20,000
Other noncurrent assets	76,019	78,843
Total other assets	132,513	114,246
Total assets	$2,150,885	$2,117,160

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$147,284	$131,986
Accrued expenses and other current liabilities	179,200	167,304
Current maturities of debt	182,611	223,050
Total current liabilities	509,095	522,340
Long-term debt	132,290	337,623
Asset retirement obligations	193,745	192,672
Accrued pension benefits	948	1,300
Accrued postretirement benefits other than pension	73,828	73,565
Accrued workers’ compensation	222,462	224,105
Other noncurrent liabilities	94,265	81,689
Total liabilities	1,226,633	1,433,294

Stockholders' equity
Common Stock	256	255
Paid-in capital	748,999	784,356
Retained earnings	986,797	712,478
Treasury stock, at cost	(827,381)	(827,381)
Accumulated other comprehensive income	15,581	14,158
Total stockholders’ equity	924,252	683,866
Total liabilities and stockholders’ equity	$2,150,885	$2,117,160

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Operating activities
Net income (loss)	$271,872	$(6,042)
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	32,210	25,797
Accretion on asset retirement obligations	4,430	5,437
Deferred income taxes	-	372
Employee stock-based compensation expense	8,203	3,885
Amortization relating to financing activities	770	1,326
Gain on disposals and divestitures, net	(352)	(188)
Reclamation work completed	(4,278)	(11,553)
Contribution to fund asset retirement obligations	(20,000)	-
Changes in:
Receivables	(399)	(18,929)
Inventories	(47,263)	(28,387)
Accounts payable, accrued expenses and other current liabilities	14,115	13,827
Income taxes, net	442	(33)
Coal derivative assets and liabilities, including margin account	15,833	(537)
Other	17,356	20,711
Cash provided by operating activities	292,939	5,686

Investing activities
Capital expenditures	(22,288)	(76,758)
Minimum royalty payments	-	(62)
Proceeds from disposals and divestitures	360	188
Proceeds from sales of short-term investments	14,450	34,981
Investments in and advances to affiliates, net	(2,088)	(1,114)
Cash used in investing activities	(9,566)	(42,765)

Financing activities
Payments on term loan due 2024	(271,537)	(750)
Proceeds from tax exempt bonds	-	44,985
Net payments on other debt	(10,134)	(9,536)
Debt financing costs	-	(1,194)
Dividends paid	(3,851)	-
Payments for taxes related to net share settlement of equity awards	(4,827)	(1,316)
Proceeds from warrants exercised	506	-
Cash (used in) provided by financing activities	(289,843)	32,189

Decrease in cash and cash equivalents, including restricted cash	(6,470)	(4,890)
Cash and cash equivalents, including restricted cash, beginning of period	326,295	193,445

Cash and cash equivalents, including restricted cash, end of period	$319,825	$188,555

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$318,725	$169,593
Restricted cash	1,100	18,962

	$319,825	$188,555

Arch Resources, Inc. and Subsidiaries

Schedule of Consolidated Debt

(In thousands)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Term loan due 2024 ($8.8 million face value)	$8,752	$280,353
Tax exempt bonds ($98.1 million face value)	98,075	98,075
Convertible Debt ($155.3 million face value)	155,250	121,617
Other	60,720	70,836
Debt issuance costs	(7,896)	(10,208)
	314,901	560,673
Less: current maturities of debt	182,611	223,050
Long-term debt	$132,290	$337,623

Calculation of net debt
Total debt (excluding debt issuance costs)	$322,797	$570,881
Less liquid assets:
Cash and cash equivalents	318,725	325,194
Short term investments	-	14,463
	318,725	339,657
Net debt	$4,072	$231,224

Arch Resources, Inc. and Subsidiaries

Operational Performance

(In millions, except per ton data)

	Three Months Ended March 31, 2022		Three Months Ended December 31, 2021		Three Months Ended March 31, 2021
	(Unaudited)		(Unaudited)		(Unaudited)
Metallurgical
Tons Sold	1.5		2.0		1.7

Segment Sales	$394.3	$255.52	$393.4	$198.26	$144.0	$83.76
Segment Cash Cost of Sales	135.9	88.04	171.4	86.38	102.5	59.63
Segment Cash Margin	258.4	167.48	222.0	111.88	41.5	24.13

Thermal
Tons Sold	18.2		18.8		12.3

Segment Sales	$342.9	$18.85	$289.0	$15.41	$161.8	$13.16
Segment Cash Cost of Sales	244.3	13.43	222.1	11.84	149.8	12.18
Segment Cash Margin	98.6	5.42	66.9	3.57	12.0	0.98

Total Segment Cash Margin	$357.1		$288.9		$53.5

Selling, general and administrative expenses	(26.6)		(25.7)		(21.5)
Other	(9.4)		41.2		(1.1)

Adjusted EBITDA	$321.0		$304.4		$30.9

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G.

The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated statements of operations, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended March 31, 2022	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Condensed Consolidated Statements of Operations	$472,171	$395,765	$-	$867,936
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	9,074	-	9,074
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	(1)	(1)
Transportation costs	77,863	43,744	1	121,608
Non-GAAP Segment coal sales revenues	$394,308	$342,947	$-	$737,255
Tons sold	1,543	18,195
Coal sales per ton sold	$255.52	$18.85

Quarter ended December 31, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Condensed Consolidated Statements of Operations	$455,610	$350,087	$-	$805,697
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	20,456	-	20,456
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	1	1
Transportation costs	62,235	40,639	(1)	102,873
Non-GAAP Segment coal sales revenues	$393,375	$288,992	$-	$682,367
Tons sold	1,984	18,759
Coal sales per ton sold	$198.26	$15.41

Quarter ended March 31, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Condensed Consolidated Statements of Operations	$178,781	$177,540	$1,222	$357,543
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	(690)	552	-	(138)
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	1,217	1,217
Transportation costs	35,489	15,167	5	50,661
Non-GAAP Segment coal sales revenues	$143,982	$161,821	$-	$305,803
Tons sold	1,719	12,292
Coal sales per ton sold	$83.76	$13.16

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated statements of operations, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended March 31, 2022	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Condensed Consolidated Statements of Operations	$213,728	$288,084	$6,413	$508,225
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	27	-	27
Transportation costs	77,863	43,744	1	121,608
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	3,704	3,704
Other (operating overhead, certain actuarial, etc.)	-	-	2,708	2,708
Non-GAAP Segment cash cost of coal sales	$135,865	$244,313	$-	$380,178
Tons sold	1,543	18,195
Cash cost per ton sold	$88.04	$13.43

Quarter ended December 31, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Condensed Consolidated Statements of Operations	$233,626	$262,726	$(5,577)	$490,775
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Transportation costs	62,235	40,639	(1)	102,873
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	(7,746)	(7,746)
Other (operating overhead, certain actuarial, etc.)	-	-	2,170	2,170
Non-GAAP Segment cash cost of coal sales	$171,391	$222,087	$-	$393,478
Tons sold	1,984	18,759
Cash cost per ton sold	$86.38	$11.84

Quarter ended March 31, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Condensed Consolidated Statements of Operations	$138,002	$164,941	$6,963	$309,906
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Transportation costs	35,489	15,167	5	50,661
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	5,218	5,218
Other (operating overhead, certain actuarial, etc.)	-	-	1,740	1,740
Non-GAAP Segment cash cost of coal sales	$102,513	$149,774	$-	$252,287
Tons sold	1,719	12,292
Cash cost per ton sold	$59.63	$12.18

Arch Resources, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income (loss), income (loss) from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net income (loss)	$271,872	$(6,042)
Provision for (benefit from) income taxes	455	378
Interest expense, net	7,023	3,800
Depreciation, depletion and amortization	32,210	25,797
Accretion on asset retirement obligations	4,430	5,437
Non-service related pension and postretirement benefit costs	873	1,527
Net loss resulting from early retirement of debt	4,120	-

Adjusted EBITDA	$320,983	$30,897
EBITDA from idled or otherwise disposed operations	2,390	3,566
Selling, general and administrative expenses	26,648	21,480
Other	9,482	(1,265)

Segment Adjusted EBITDA from coal operations	$359,503	$54,678

Segment Adjusted EBITDA
Metallurgical	259,003	41,597
Thermal	100,500	13,081

Total Segment Adjusted EBITDA	$359,503	$54,678

Discretionary cash flow

Three Months Ended March 31,
2022
(Unaudited)
Cash flow from operating activities	$292,939
Less: Capital expenditures	(22,288)
Discretionary cash flow	$270,651